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                                                                    EXHIBIT 99.1



Jozef Straus:  Good afternoon everyone. Thank you for joining us on this happy occasion. I cannot tell you how excited I am with the closing of the merger today. By adding SDL and its industry leading technology into the JDS Uniphase family, I believe the combined company will immediately accrue benefit of greater technological depth and increased ability to serve our customers better.

               Before we go any further, Tony will now review the safe-harbor language...

Tony Muller:   We would like to advise you that the discussions we will have today will include "forward looking statements," as that term is defined under the Private Securities Litigation Reform Act of
               1995. What we and the Act mean by forward looking statements are all statements we make, other than those dealing specifically with historical matters (that is any statements we make about the conduct of our business, operations and finances up to this moment). All other statements we make are forward looking statements. Our forward looking statements include any information we provide on future business operations including, without limitations, our integration plans, the expected benefits of our supply agreement with Nortel, and guidance regarding the future financial performance of the Company. All forward looking statements mentioned are subject to risks and uncertainties that could cause the actual results to differ, possibly materially, from those projected in the forward looking statements. Some, but not all, of these risks and uncertainties are discussed from time to time in the press releases and securities filings of the company with the SEC, particularly in our Form 10-Q filed today.

               We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

               Now I will turn it back to Jozef...

Jozef Straus:  Our merger came about largely because of opportunities arising from increased demand for more advanced fiber optic solutions. As one company, we will have a very strong technological team covering optics, electronics, and material science. The company will have an increased capacity to focus on important new technologies emerging in fiber optics while maintaining ongoing product excellence.

               Through this merger, we believe we are well positioned to maintain our leadership position in the industry. We believe the new JDS Uniphase is now stronger and broader in:

               o    Technology
               o    Manufacturing
               o    Product breadth
               o    Sales & marketing
               o    Engineering
               o    Market Leadership, and,
               o    World-wide presence


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               Let me now talk about the business environment.

               We are all aware of the concerns relating to the slowdown in the economy.

               In the near term, our business continues to be affected by uncertainties in capital spending by carriers, inventory adjustments at some customers and decreasing levels of sales visibility combined with changing supply management practices by some of our customers as they respond to these near-term circumstances.

               As a result, the guidance to be provided by Tony later in this call will reflect these factors.

               Beyond these immediate concerns, we are optimistic about the growth of the industry and future demand for fiber optic products.

               Let me now describe how the combined company will lay the groundwork for ongoing growth from an organization perspective. We are organizing ourselves into two business groups. In order to strengthen opportunities in module level products, Don Scifres will take on the role of the president of the Amplification and Transmissions business group. In addition, Don will be responsible for corporate Human Resources. Jay Abbe becomes the president of the WDM, Switching and Thin Film Products business group as well as being responsible for corporate Sales and Marketing and Strategic Manufacturing and Automation. Tony Muller continues in his role as CFO and Zita Cobb will continue to head up our Strategy and Business Development.

               Both Don and Jay have joined the JDS Uniphase Board of Directors with Don becoming Co-chairman.

               Before I turn it over to Don, I want to welcome all the SDL employees whose leadership, imagination, passion and vision are great additions to our team. I also want to acknowledge the ongoing commitment and hard work of all JDS Uniphase employees who have made us what we are today.

               With that, let me turn the call over to Don and Jay to tell you more about their business groups.

               Don...

Don Scifres:   Thank you Jozef. I want to say I am very delighted to be a part of JDS Uniphase. We've known each other for over 20 years and I am looking forward to working closely with you. I truly believe this merger is a good fit for both companies because we both are agile, customer oriented, passionate about technology, and focused on product innovation.

               There is no lack of opportunities for the Amplification and Transmission group, which will have three operating units:
               Amplification Solutions, Transmission

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               Solutions, and Active Components. The large demand for transmit and receive equipment resulted in a 70% sequential growth in SDL's Veritech division, which makes transmit and receive modules. JDS Uniphase is experiencing strong growth in 10Gb transmission modules as well. In this quarter, the merger is expected to allow the amplification and transmission businesses of both companies to pool their resources and deliver advanced modules more rapidly at increasing volumes to our customers. SDL expects to introduce approximately 20 new amplification & transmission products while JDS Uniphase expects to be introducing a number of new amplification & transmission products at OFC as well. Finally, we believe the new supply agreement with Nortel will generate even more new opportunities for module level products made by the Amplification & Transmission group over the next 3 years.

               I'm very much looking forward to my new role as president of the Amplification & Transmission business group. Both companies' amplification and transmission product lines are among the world's leaders in innovative designs. I plan to take this group in several directions.

               Our joint team will accelerate the integrated module strategy with the combination of electronics, different forms of modulation, enhanced active technologies, broad passive product portfolio, and availability of a silicon platform for eventual optical circuit integration on a chip. This latter technology is expected to reduce manufacturing costs dramatically while enhancing performance.

               We also plan to expand our amplifier product lines to address every application including ultra long haul, Raman, high power high channel count EDFAs, and low power low cost amplets. We intend to take amplifiers to the next level by incorporating additional functionalities into amplifiers as they become an even more critical part of the network.

               In addition to pursuing module level integration and optical system on a chip, we will also focus on enabling 40Gb or higher data rates and developing related new technologies.

               Let me now give you some more details about the new Amplification and Transmission business group. Greg Dougherty will be the group's COO. He will oversee three operating units: Amplification Solutions, Transmission Solutions, and Active Components. The Amplification Solutions unit is responsible for design, development, marketing and manufacturing of amplifiers. Here, we will leverage SDL's strong pump business with JDS Uniphase' strength in passives with the goal of becoming the number one amplifier manufacturer worldwide. The Transmission Solutions unit will leverage the modulator driver, laser, electronics, and detector capabilities of both companies with the goal to create leading edge module level products at high volume and low cost in what we believe will be a rapidly expanding market. Finally, we believe the Components unit will provide the industry leading hardware to allow the amplification and transmission module businesses to achieve their expected levels of rapid growth.


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               In summary, I'm very excited and honored to be a part of this world-class team, and I look forward to helping increase the level of success, which both companies have enjoyed so far.

               Let me now turn the call over to Jay Abbe to describe his organization.

               Jay ...

Jay Abbe:      Don, Thank you. First, let me add my welcome to you and your management team to the greater JDSU family. As Jozef has pointed out, we believe this merger is another powerful step along the way to further enhance our technical ability and production capacity to serve our world-wide telecommunications systems customers with leading edge fiber optics products. I am particularly excited about the additional leadership capability you and your team bring to the Company, and certainly look forward to working closely with you in our re-aligned organizational responsibilities as we combine companies right now in order to move forward rapidly.

               Jozef has already outlined the basic structure of our new world-wide organization. I'd like to expand a bit on the priorities that have influenced the go-forward plan we are announcing today:

               First, we are organizing more strongly around customer oriented "solutions." Historically, we have talked about active and passive components and modules. And, of course, within these categories, product lines such as source lasers, DWDM components, and the like. This organization has been very effective for us as we have worked hard to develop the specific technologies that underpin the various product families. Now, we believe, it is time to increasingly move toward "solution" defined organizations
               - and of course I mean "solutions' as defined by and needed by our customers. So this is why our two business groups are now identified as WDM, Switching, and Thin Film Products Business Group, which I now head up, and Amplification and Transmission Business Group, which Don heads. At its simplest, we believe grouping our operating locations, and, for the most part, required technologies, into these two major business groups will help us increase further our time-to market objectives with next generation products. As we have discussed many times, we believe an increasing proportion of our functionality will be delivered to market as integrated modules rather than individual components. We believe this new organization will facilitate this trend.

               Within our WDM, switching, and Thin Film Products Business Group, we are organizing at the applications level around the WDM and Switching headquartered in Ottawa, and Thin Film Products headquartered in Santa Rosa, California. Within both of these units are multiple P&L operations or divisions including our combined capabilities in channel monitoring and arrayed waveguides!

               Secondly, our organization is designed to retain - and further strengthen - integration across ALL the operating units in the Corporation where there is either internal synergy or, of course, product/technology value for our customers. This will start at the top of


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               the Company - Don will be one of my biggest customers, and I will work hard to keep it that way! To further enhance integration, we are certainly going to retain a number of common functional "corporate-wide" groups that serve the entire organization. First and foremost, of course, is Sales. One of our most important principles over the past year and a half has been to build a single face to the customer through an integrated sales force. This has been quite effective - and will continue. In fact, our combined sales force integration plan will be implemented this week. And you will see the same high level of integration at OFC in March as we integrate our corporate marketing plans. Likewise, we will continue our company-wide programs around manufacturing automation, global supply chain management, outsourcing, and information technology. We will have more to say about these programs in coming months as we further assess how to integrate the best of SDL and JDSU in these functional areas.

               Thirdly, we do not intend to diminish the de-centralized entrepreneurial culture of our company. In fact, we are committed to enhancing our overall agility in order to improve our customer service and shorten time-to-market. We believe this culture is distinctive and defining for JDS Uniphase. In fact, we believe this organization will further strengthen integration - at the "solutions" level! This will be good for our customers.

               I would like to now turn it over to Tony, who will discuss our numbers going forward...

Tony Muller:   I would like to add my own enthusiasm to being a part of this really powerful management team and having the exciting opportunities before us.

               Now that we have completed the merger with SDL and the sale of our Zurich operations, let me review our new guidance for financial results in future periods.

               The Company expects sales in the quarter ending March 31 to be at or slightly above $1 billion with earnings per share of $0.17. The Company anticipates sales for its fiscal year ending June 30, 2001 to be approximately $3.9 billion with earnings per share of $0.74.

               This guidance incorporates prospects for both JDS Uniphase and SDL, exclusion of Zurich results, and elimination of intercompany results (you may recall that JDS Uniphase was a significant SDL customer). All of these amounts (except for the results of JDS Uniphase) have been pro rated from the close through the end of the applicable period. This guidance also incorporates no current income from our Nortel stock and lower interest income because of cash expenditures related to the merger.

               When we reported our second quarter results on January 25, we advised you that our near-term business prospects were being affected by uncertain carrier capital spending, inventory adjustments by some of our customers, and a generally lower level of near-term sales visibility. These conditions remain as they were then or may


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               have become somewhat less favorable. The level of order coverage we have relative to our sales forecasts at this time in the quarter is lower than the Company has experienced in recent quarters. This has, of course been taken into account in this updated guidance.

               Let me speak to the prospects of each of JDS Uniphase and SDL. We believe our separate prospects for the March quarter are somewhat below the levels we provided in our recent respective earnings announcements, although we believe both businesses will show sequential revenue growth above their December quarters after taking into account the sale of Zurich.

               In investment conferences, we are often asked if our guidance includes estimates of inventory liquidation of this customer or that one, the effect of new products, or the impact of some other specific factor. Let me remind the call that our guidance includes our best estimates for all the factors that affect our business, both favorable and otherwise, and today's guidance does include all such factors as well as the effect of the expanded Nortel supply agreement, new SDL products and many other factors.

               Let me speak to the change in our earnings per share guidance for the March quarter from that provided on January 25 as well as the effect of SDL on our e.p.s. This reflects our sales prospects as well as the sale of Zurich. With our joint guidance we are now taking into account the lower interest income related to merger-related uses of cash and increased R&D expenses as we near the new product introductions we expect to make at OFC.

               Let me also speak to our current view of FY 2002. It is still early to provide you with guidance with a high level of confidence because we have just completed our merger with SDL, we have not yet commenced our detailed planning for next fiscal year, and we have changed business conditions. Notwithstanding these factors, we believe our sales for fiscal 2002 could be in the range of $ 6.0 billion.

               While our near-term business levels are being affected by carrier capital spending uncertainties and inventory adjustments by some of our customers, demand (growth in telecommunication services and the Internet) is projected to grow rapidly. This will lead, most likely during the second half of this calendar year, to compelling needs to add to carrier capacity. With this increase in carrier capacity additions will come increased demand for optical components and modules and the new technologies that provide increased performance and added customer value. We believe that such a return to healthy demand growth will be reflected by the financial performance of our company, which has been strengthened so much by our merger with SDL.

               I will now turn the call back to Jozef.

Jozef Straus:  To conclude, I would like to say that our task going forward is threefold. We will collaborate, integrate and innovate all with an increased degree of agility. We will collaborate with our customers to ensure that the leading edge solutions are created.


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               We will integrate our two companies into one--so that the
               benefits that we can create will be delivered to our customers as quickly and seamlessly as possible. Finally, we will continue to innovate. It is only by providing innovative solutions to our customers that they will realize the opportunities arising from our partnership with them for the ongoing growth in all aspects of the fiber optics industry.

               Considering the motivation and commitment of our employees, our respective management teams, as well as new organization, I am confident that we are well positioned to execute on each of these tasks for the benefit of our customers, our shareholders and the company as a whole.



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